                                                                   EXHIBIT 10(n)


                                OLIN CORPORATION
                   1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                      (As Amended Effective July 28, 1999)

     1. Purpose. The purpose of the Olin Corporation 1997 Stock Plan for Non-employee Directors the ("Plan") is to promote the long-term growth and financial success of Olin Corporation by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders. The Plan is amended and restated to reflect the distribution to Olin's shareholders of all of the outstanding shares of common stock of Arch Chemicals, Inc., effective as of the date of such distribution.

     2. Definitions. The following capitalized terms utilized herein have the following meanings:

          "Annual Grant Participant" means a Non-employee Director who is not eligible for any other pension benefits from the Company, including, but not limited to, benefits from the Olin Employees Pension Plan, the Olin Senior Executive Pension Plan or another pension plan of the Company.

          "Arch" means Arch Chemicals, Inc., a Virginia corporation and any successor.

          "Arch Common Stock" means shares of common stock of Arch, par value $1.00 per share.

          "Arch Director" means a non-employee director of the board of directors of Arch.

          "Arch Stock Account" means the Stock Account to which phantom shares of Arch Common Stock are credited.

          "Arch Directors' Plan" means the Arch Chemicals, Inc. 1999 Stock Plan for Non-employee Directors.

          "Board" means the Board of Directors of the Company.

          "Cash Account" means an account established under the Plan for a Non-employee Director to which cash meeting fees and retainers have been or are to be credited in the form of cash.

          "Change in Control" means any of the following:  (i) the Company ceases to be, directly or indirectly, owned by at least 1,000 shareholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the
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                                                                               2


foregoing acting as a "person" within the meaning of Section 13(d)(3) of the 1934 Act, other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 20% or more of the then outstanding voting stock of the Company; and (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Compensation Committee (or its successor) of the Board.

          "Common Stock" means the Company's Common Stock, $1.00 par value per share.

          "Company" means Olin Corporation, a Virginia corporation, and any successor.

          "Credit Date" means the first day of each calendar quarter, beginning with January 1, 1998.

          "Distribution" means the distribution of all outstanding shares of Arch Common Stock to the shareholders of the Company.

          "Distribution Date" means the dividend payment date fixed by the Board for the Distribution.

          "Excess Retainer" means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of $25,000, if any; provided that in the event the annual cash retainer is prorated to reflect that such Non-employee Director did not serve as such for the full calendar year, the $25,000 shall be similarly prorated.

          "Fair Market Value" means, with respect to a date, on a per share basis, with respect to phantom shares of Common Stock or Arch Common Stock, the average of the high and the low price of a share of Common Stock or Arch Common Stock, as the case may be, as reported on the consolidated tape of the New York Stock Exchange on such date or if the
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                                                                               3

New York Stock Exchange is closed on such date, the next succeeding date on which it is open.

          "Interest Rate" means the rate of interest equal to the Company's before-tax cost of borrowing as determined from time to time by the Chief Financial Officer, the Treasurer or the Controller of the Company (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points, as determined by any such officer) or such other rate as determined from time to time by the Board or the Committee.

          "l934 Act" means the Securities Exchange Act of 1934, as amended from time to time.
          "1994 Plan" means the 1994 Stock Plan for Non-employee Directors as in effect on October 1, 1997.

          "Non-employee Director" means a member of the Board who is not an employee of the Company or any subsidiary thereof.

          "Olin Stock Account" means the Stock Account to which phantom shares of Common Stock are credited from time to time.

          "One-time Grant Participant" means a Director with an accrued benefit under the Retirement Plan, as shown on Exhibit 1 hereto; provided such Director waives his or her rights with respect to the Retirement Plan. (See Exhibit 1 for the present value of each such Director's accrued benefit as of December 31, 1996.)

          "Plan" means this Olin Corporation 1997 Stock Plan for Non-employee Directors as amended from time to time.

          "Prior Plans" means the 1994 Plan and all of the Corporation's other directors' compensation plans, programs, or arrangements which provided for a deferred cash or stock account.

          "Retirement Date" means the date the Non-employee Director ceases to be a member of the Board for any reason; provided that a Non-employee Director will not be considered to have incurred a Retirement Date if he ceases to be a Non-employee Director to become an Arch Director.

          "Retirement Plan" means the Retirement Plan for Non-employee Directors of Olin Corporation as in effect on December 31, 1996.

          "Stock Account" means an account established under the Plan for a Non-employee Director to which shares of Common Stock and Arch Common Stock have been or are to be credited in the form of phantom stock, which shall include the Olin Stock Account and the Arch Stock Account.
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                                                                               4


     3. Term. The Plan became effective January 1, 1997. Once effective, the Plan shall operate and shall remain in effect until terminated by action of the Board as provided in Section 9 hereof. The Plan was amended and restated effective October 2, 1997, and again effective as of the Distribution Date.

     4. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

     5.  Participation.  All Non-employee Directors shall participate in the
Plan.

     6.  Grants and Deferrals.

          (a) Annual Stock Grant. Subject to the terms and conditions of the Plan, on January 1 of each year, each Non-employee Director shall be credited with a number of shares of Common Stock with an aggregate Fair Market Value, as of the last trading day prior to such January 1, equal to $24,000, rounded to the nearest 100 shares. To be entitled to such credit in any calendar year, a Non-employee Director or an Annual Grant Participant, as the case may be, must be serving as such on January 1 of such year; provided, however, that in the event a person becomes an Annual Grant Participant subsequent to January 1 of a calendar year, such Annual Grant Participant, on the first day of the calendar month following his or her becoming such, shall be credited with that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to one-twelfth of 500 times the number of whole calendar months remaining in such calendar year following the date he or she becomes an Annual Grant Participant. Actual receipt of shares shall be deferred and each eligible Non-employee Director or Annual Grant Participant, as the case may be, shall receive a credit to his or her Olin Stock Account in the amount of such shares and on the date of such credit. A Non-employee Director may elect in accordance with Section 6(f) to defer to his or her Olin Stock Account receipt of all or any portion of such shares to a date or dates on or following such Non-employee Director's or Annual Grant Participant's Retirement Date. Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following his or her Retirement Date.

          (b)  Annual Retainer Stock Grant.  Subject to the terms and conditions
               ---------------------------
of the Plan, on each January 1 of each year beginning with 1998, each Non-employee Director who is such on such date shall receive that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair
Market Value on such date of $25,000.   In the event a person becomes in a
calendar year a Non-employee Director subsequent to January 1 and has not received the annual stock retainer for such calendar year, such person, on the first day of the calendar month following his or her becoming such, shall receive that number of shares (rounded up to the next whole share in the event
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                                                                               5


of a fractional share) of Common Stock having an aggregate Fair Market Value on such first day of an amount equal to $2,084 times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. The annual cash retainer payable to the Non-employee Director shall be reduced by the aggregate Fair Market Value of the shares the Non-employee Director receives or defers as the annual retainer stock grant (excluding any rounding of fractional shares) on the date the Non-employee Director becomes entitled to receive shares under this Section 6(b) for such calendar year. A Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(f). Except with respect to any shares the director has so elected to defer, certificates representing such shares shall be delivered to such Non-employee Director as soon as practicable following the date as of which the shares are awarded.

          (c)  One-time Stock Grant.  Subject to the terms and conditions of the
               --------------------
Plan, each One-time Grant Participant shall be credited as of January 15, 1997, with that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to the present value of his or her accrued benefit under the Retirement Plan, divided by the Fair Market Value per share on January 15, 1997. Actual receipt of all shares credited under this
Section 6(c) shall be deferred and each One-time Grant Participant shall receive a credit to his or her Olin Stock Account in the amount of such credit on January 15, 1997. A One-time Grant Participant may elect in accordance with
Section 6(f) to defer receipt of all or any portion of such shares to a date or dates following such One-time Grant Participant's Retirement Date. Except with respect to any shares so deferred, certificates representing such shares shall be delivered to the One-time Grant Participant (or in the event of death, to his or her beneficiary designated pursuant to Section 6(i)) as soon as practicable following his or her Retirement Date.

          (d)  Election to Receive Meeting Fees and Excess Retainer in Stock in
               ----------------------------------------------------------------
Lieu of Cash.  Subject to the terms and conditions of the Plan, a Non-employee
------------
Director may elect to receive all or a portion of the director meeting fees and all or a portion of the Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(f). The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a Non-employee Director who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year shall be paid on January 1 (or in the case of proration, when the annual stock retainer is to be paid or credited) equal to the amount of Excess Retainer which has been elected to be paid in shares divided by the Fair Market Value per share on January 1 of such calendar year (or in the case of a Non-employee Director who becomes such after January 1, on the first day of the calendar month following the day such new Non-employee Director became such).
The number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees in the form of shares shall be equal to the aggregate Fair Market Value on the Credit Date following such quarter of the director meeting fees which have been earned in such quarter and which are elected to be paid in
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                                                                               6


shares. Except with respect to any shares the director has elected to defer, certificates representing such shares shall be delivered to the Non-employee Director as soon as practicable following the date as of which the Excess Retainer and/or meeting fees would have been paid in cash absent an election hereunder.

          (e)  Deferral of Meeting Fees and Excess Retainer.  Subject to the
               --------------------------------------------
terms and conditions of the Plan, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(d) and all or a portion of the director meeting fees and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. The amount of the Excess Retainer deferred in cash shall be credited on January 1 (or in the case of proration, on the first day of the next calendar month following the day such new Non-employee Director becomes such). Such election shall be made in accordance with Section 6(f). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash.

          (f)  Elections.
               ---------

          (1) Deferrals. All elections under Sections 6(a), 6(b), 6(c), 6(d), 6(e), 6(f)(2) and 6(f)(3) shall (A) be made in writing and delivered to the Secretary of the Company and (B) be irrevocable. All Non-employee Director elections for payments in cash or stock or for deferrals shall be made before January 1 of the year in which the shares of Common Stock or director's fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, prior to the date of his or her election as a director). All One-time Grant Participant elections shall be made before December 31 of the year prior to the year in which the shares of Common Stock are to be granted (or, in the case of an individual who becomes an Annual Grant Participant during a calendar year, before the last day of the calendar month of his or her becoming such). Deferral elections shall also (A) specify the portions (in 25% increments) to be deferred and (B) specify the future date or dates on which deferred amounts are to be paid, or the future event or events upon the occurrence of which the deferred amounts are to be paid, and the method of payment (lump sum or annual installments (up to 10)). However, Non-employee Directors may elect to defer all of his or her cash dividends on the Stock Account in whole and not in part and all of his or her interest on the Cash Account in whole but not in part. Installment payments from an Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share. In the event of an election under Section 6(d) for director meeting fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in
25% increments) to be so paid. Any change with respect to the terms of a Non-employee Director's election for (A) amount or form of any
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                                                                               7


future deferral or the form of payment of any director compensation hereunder may be made at any time prior to such compensation being earned (and in the case of quarterly fees, prior to the start of the quarter in which the fees are to be earned) and (B) the timing (which timing may not accelerate a distribution date) or amount of payments from any Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur.

          (2) Olin Stock Account. On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has elected to defer shares under Sections 6(b) or 6(e) shall receive a credit to his or her Olin Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share). A Non-employee Director may elect to defer the cash dividends paid on his or her Stock Account in accordance with Section 6(f)(4).

          (3) Cash Account. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has elected to defer cash fees and/or the Excess Retainer under Section 6(e) in the form of cash shall receive a credit to his or her Cash Account. The amount of the credit shall be the dollar amount of such Director's meeting fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral in cash. A Non-employee Director may elect to defer interest paid on his or her Cash Account in accordance with Section 6(f)(4).

          (4) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Arch Common Stock, a Non-employee Director who has shares of such stock credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-employee Director's Olin Stock Account or Arch Stock Account, as the case may be, on the record date for such dividend times the dividend paid per applicable share unless the director has elected to defer such dividend to his or her applicable Stock Account as provided herein. If the Non-employee Director has elected to defer such dividend, he or she shall receive a credit for such dividends on the dividend payment date to his or her Olin Stock Account or Arch Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) determined by multiplying the dividend amount per share by the number of shares credited to such director's applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share of Common Stock or Arch Common Stock, as the case may be, on the dividend payment date. A Non-employee Director who has a Cash Account shall be paid directly on each Credit Date interest on such account's balance at the end
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                                                                               8

of the preceding quarter, payable at a rate equal to the Interest Rate in effect for such preceding quarter unless such Non-employee Director has elected to defer such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account on the Credit Date.

          (5) Payouts. Cash Accounts and the Arch Stock Account will be paid out in cash and Olin Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee Director elects at the time the payment is due to take the Olin Stock Account in cash. Cash amounts and certificates representing shares credited to the Olin Stock Account shall be delivered to the Non-employee Director as soon as practicable following the termination of the deferral and consistent therewith.

          (g)  No Stock Rights.  Except as expressly provided herein, the
               ---------------
deferral of shares of Common Stock or Arch Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or of Arch or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein.

          (h)  Change in Control.  Notwithstanding anything to the contrary in
               -----------------
this Plan or any election, in the event a Change in Control occurs, amounts and shares credited to Cash Accounts (including interest accrued to the date of payout) and Stock Accounts shall be promptly distributed to Non-employee Directors except the Olin Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount in the Stock Account shall be determined by multiplying the number of shares held in the Olin Stock Account or Arch Stock Account by the higher of (i) the highest Fair Market Value of Common Stock or Arch Common Stock, as appropriate, on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock or Arch Common Stock, as appropriate, pursuant thereto.

          (i)  Beneficiaries.  A Non-employee Director may designate at any time
               -------------
and from time to time a beneficiary for his or her Stock and Cash Accounts in the event his or her Stock or Cash Account may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective.

          (j)  Prior Plan Accounts.  As of October 2, 1997, a Participant or any
               -------------------
former Non-employee Director who had an existing account under any Prior Plan shall automatically have such account transferred, in the case of an account denominated in cash, to the Cash Account, and in the case of an account denominated in Olin Common Stock, to the Olin Stock Account, to be maintained and administered pursuant to the terms and conditions of this Plan; provided that prior annual 100- or 204-share grant deferrals shall be treated as deferrals of 204-share grants under this Plan, the $25,000 annual share grant under the 1994 Plan shall be treated as deferrals under Paragraph 6(b) hereof and deferrals of meeting fees under all Prior Plans and of the Excess Retainer under the 1994 Plan shall be treated as deferrals under Paragraph 6(d) hereof. Prior elections and beneficiary designations under the 1994 Plan and this Plan shall govern this Plan unless changed subsequent to October 2, 1997.

          (k)  Adjustment for Distribution.  Immediately prior to the
               ---------------------------
Distribution, the terms of the phantom shares of Common Stock held in the Olin Stock Account of each Non-Employee Director who will become an Arch Director shall be amended to provide that such shares shall be paid out in cash based on the Fair Market Value of such shares at the time of distribution to the Arch Director. As of the Distribution Date, the Arch Stock Account of each Non-Employee Director on such date shall be credited with the number of shares of Arch Common Stock that the Non-Employee Director would have received in the Distribution Date had the Non-Employee Director owned directly the number of shares of Common Stock held in his or her Olin Stock Account. As of the Distribution Date, the Cash Account and Stock Account of each Arch Director (after giving effect to the adjustment described in this Section 6(k)) shall be transferred to the Arch Directors' Plan provided that the Arch Director provides the Company with a release, acceptable to the Committee, waiving all rights to benefits under this Plan.

          With respect to a Non-Employee Director who does not become an Arch Director, shares credited to his or her Arch Stock Account shall be treated as follows: (i) to the extent such shares represent a dividend on shares of Common Stock credited pursuant to paragraph 6(a) of the Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(a) of the Plan, (ii) to the extent such shares represent a dividend on shares of Common Stock credited pursuant to paragraph 6(b) of the Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(b) of the Plan, and (iii) to the extent such shares represent a dividend on shares of Common Stock credited under paragraph 6(c) of the Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(c) of the Plan.

          (l) Stock Account Transfers.   A Non-Employee Director may elect from
              -----------------------
time to time to transfer all or a portion (in 25% increments) of his or her Arch Stock Account to his or her Olin Stock Account. The amount of phantom shares of Common Stock to be credited to a Non-Employee Director's Olin Stock Account shall be equal to the number of shares of Common Stock that could be purchased if the number of phantom shares of Arch Common Stock in his or her Arch Stock Account being transferred were sold and the proceeds reinvested in Common Stock based on the Fair Market Value of each. Except as provided in Section 6(f)(4) with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-Employee Director's Arch Stock Account after the Distribution Date.

     7.  Limitations and Conditions.

          (a)  Total Number of Shares.  The total number of shares of Common
               ----------------------
Stock that may be issued to Non-employee Directors under the Plan is 150,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

          (b)  No Additional Rights.  Nothing contained herein shall be deemed
               --------------------
to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

     8. Stock Adjustments. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Olin Common Stock or Arch Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan and (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Arch Common Stock or Common Stock whose receipt has been deferred pursuant to Section 6(f), as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

     9. Amendment and Termination. This Plan may be amended, suspended or terminated by action of the Board. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Cash Account or Stock Account.

     10. Nonassignability. No right to receive any payments under the Plan or any amounts credited to a Non-employee Director's Cash or Stock Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(i) by a Non-employee Director does not constitute a transfer.

     11. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Company.

     12. Rule 16b-3 Compliance. It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the 1934 Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

                                                                       Exhibit 1


                  Accrued Benefits Under the Retirement Plan
                  ------------------------------------------
                 for Non-Employee Directors of Olin Corporation
                 ----------------------------------------------




  ===========================================================================
                                      Present Value of Accrued Benefit as of
  Non-employee Director                          December 31, 1996

  ---------------------------------------------------------------------------
  Richard E. Cavanagh                                 $74,000
  ---------------------------------------------------------------------------
  William W. Higgins                                 $144,000
  ---------------------------------------------------------------------------
  Suzanne Denbo Jaffe                                 $90,000
  ---------------------------------------------------------------------------
  Jack D. Kuehler                                    $181,000
  ---------------------------------------------------------------------------
  H. William Lichtenberger                           $144,000
  ---------------------------------------------------------------------------
  G. Jackson Ratcliffe                               $138,000
  ---------------------------------------------------------------------------
  William L. Read                                    $253,000
  ---------------------------------------------------------------------------
  John P. Schaefer                                   $155,000
  ===========================================================================